UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20579

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2026
(Date of earliest event reported)

LITTELFUSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6133 N. River Road, Suite 500, Rosemont, IL 60018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 6, 2026, the Board of Directors (the “Board”) of Littelfuse, Inc. (the “Corporation”) increased the number of members of the Board from eight to nine and appointed Todd Kelsey to the Board to fill the resulting vacancy, effective August 6, 2026. Mr. Kelsey was also appointed to the Compensation Committee of the Board.

Mr. Kelsey will hold office until his successor is duly elected and qualified or upon his earlier death, resignation or removal. There are no arrangements or understandings between Mr. Kelsey and any other person pursuant to which Mr. Kelsey was appointed as a director. The Board has determined that Mr. Kelsey is an independent director under the listing standards of the Nasdaq Stock Market and is independent for the purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Kelsey also is not a party to any transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Kelsey is the President and Chief Executive Officer of Plexus Corp. Plexus is a $4.5 billion global technology enterprise with 20,000 employees at 27 sites across seven countries – the U.S, Mexico, China, Malaysia, Thailand, Romania, and the U.K. -- generating well over half its revenue internationally. Plexus partners with leading OEMs to help create the products that build a better world, by designing, manufacturing and servicing some of the world's most transformative products in the Aerospace/Defense, Industrial, SemiCap, Data Center, and Healthcare/Life Sciences markets.

Mr. Kelsey assumed the role of President and Chief Executive Officer of Plexus in 2016. Prior to that, Mr. Kelsey held the positions of Executive Vice President and Chief Operating Officer, Executive Vice President of Global Customer Services and Senior Vice President of Engineering Solutions, among others, of Plexus. He joined Plexus in 1994 as a Design Engineer in the Engineering Solutions group.

Beyond his executive leadership at Plexus, Mr. Kelsey has served on multiple corporate and community boards, including serving as the Vice Chair of the Board and Audit Committee Chair for Steelcase Inc., a global provider of workplace products, furnishings and services. He is currently Vice Chair of the Board for Wisconsin Manufacturers and Commerce. Mr. Kelsey earned a BS and an MS in electrical engineering from the University of Wisconsin-Madison and an MBA from the University of Wisconsin-Oshkosh.

As a non-employee director, Mr. Kelsey will receive compensation in accordance with the Corporation’s non-employee director compensation practices, which are described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2026. As part of such compensation, Mr. Kelsey will receive an initial equity award consisting of a pro-rated portion of the annual award of restricted stock units made to independent directors.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Kelsey is attached as Exhibit 99.1 and incorporated herein by reference.

The exhibit furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: August 11, 2026	By: /s/ Anne-Marie D’Angelo
Name: Anne-Marie D'Angelo
Senior Vice President, Chief Legal Officer and Corporate Secretary